As filed with the Securities and Exchange Commission on August 9, 2006

Registration Nos. 333-55843
333-32252
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT TO FORM S-3
FORM S-3 REGISTRATION STATEMENT	REGISTRATION STATEMENT, AS AMENDED
(FILE NO. 333-55843)	(FILE NO. 333-32252)
UNDER
THE SECURITIES ACT OF 1933
LASERSCOPE
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	77-0049527

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3070 Orchard Drive
San Jose, California 95143-2011
(408) 943-0636
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal
Executive Offices)
Carmen L. Diersen
Executive Vice President and Chief Financial Officer
American Medical Systems
10700 Bren Road West
Minnetonka, Minnesota 55343
(952) 930-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Thomas A. Letscher and Michael J. Kolar
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7591
Approximate date of commencement of proposed sale to public:
Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     Laserscope, a California corporation (the “Registrant”), files this Post-Effective Amendment to each of the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) and hereby deregisters all securities of the Registrant unsold under each of the following Registration Statements, Nos.: 333-55843 and 333-32252.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on August 9, 2006.

LASERSCOPE
/s/ Carmen L. Diersen
Carmen L. Diersen
Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the registration statements reflected on the cover page of this filing have been signed by the following persons in the capacities indicated on August 9, 2006.

/s/ Martin J. Emerson
Martin J. Emerson
Director, President and Chief Executive Officer (Director and Principal Executive Officer)

/s/ Carmen L. Diersen
Carmen L. Diersen
Director, Chief Financial Officer and Secretary (Director, Principal Financial Officer, and Principal Accounting Officer)